                                                                 Exhibit (16)(f)

AVERAGE NO LOAD ANNUAL TOTAL RETURN COMPUTATION

    FUND:  HIGH QUALITY BOND FUND

                  n
 FORMULA:  P (1+T)  = ERV

   WHERE:  P =  A hypothetical initial payment of $1,000

           T =  Average annual total return

           N =  Number of years

         ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).



                                                AVERAGE
                               ENDING           ANNUAL
               DATES           REDEEMABLE       RATE OF
PERIOD         COVERED         VALUE            RETURN       * FORMULA
------         -------         ----------       -------      ---------
From Fund      12/14/90        1127.39          8.32%        @RATE (1,127.39,
Inception to   4/30/92                                       1,000, 1.5)


-------------

PERIOD = 1.5 YEARS

STATUS 123   @RATE FUNCTION:

             @RATE (fv, pv, term)                 The periodic interest rate
                                                  necessary for present value
                                                  "pv", to grow to future value
                                                  "fv", over the number of
                                                  compounding periods in "term".

                                                     1/n
                                                  fv
                                                  ----
                                                  pv   -1

                                      FUND NAME
                         -----------------------------------
                         GALAXY HIGH QUALITY BOND FUND, INC.
                          DATE OF FUND INCEPTION:  14-Dec-90
                         FUND'S FISCAL YEAR-END:  OCTOBER 31



                                         N.A.V.         BEGINNING
INITIAL         SALES    $  AMOUNT       AT FUND        NUMBER OF
INVESTMENT      LOAD     INVESTED        INCEPTION      SHARES HELD
----------      -----    ---------       ---------      -----------

$10,000         0.00%    $10,000         $10.00         1000.0000




                                                            PER           PER SHARE
                                                            SHARE         CAP GAIN
RECORD       EX-            PAY            MONTH            INCOME         DISTRI-         REINVEST-      MONTH-END
DATE         DATE           DATE           END              DIVIDEND       BUTION          MENT PRICE     N.A.V.
--------------------------------------------------------------------------------------------------------------------------
INCEPTION OF FUND                          14-Dec-90        $0.0000        $0.0000         $10.00         $10.00

20-Dec-90    21-Dec-90      27-Dec-90      31-Dec-90        $0.0400        $0.0000          $9.92          $9.99

22-Jan-91    23-Jan-91      29-Jan-91      31-Jan-91        $0.0425        $0.0000         $10.02         $10.05

20-Feb-91    21-Feb-91      27-Feb-91      28-Feb-91        $0.0580        $0.0000         $10.08         $10.05

20-Mar-91    21-Mar-91      27-Mar-91      31-Mar-91        $0.0550        $0.0000          $9.94          $9.98

22-Apr-91    23-Apr-91      29-Apr-91      30-Apr-91        $0.0620        $0.0000         $10.00         $10.04

21-May-91    22-May-91      28-May-91      31-May-91        $0.0600        $0.0000          $9.98          $9.99

20-Jun-91    21-Jun-91      27-Jun-91      30-Jun-91        $0.0590        $0.0000          $9.81          $9.86

22-Jul-91    23-Jul-91      29-Jul-91      31-Jul-91        $0.0630        $0.0000          $9.90          $9.93

20-Aug-91    21-Aug-91      27-Aug-91      31-Aug-91        $0.0570        $0.0000         $10.09         $10.18

20-Sep-91    21-Sep-91      27-Sep-91      30-Sep-91        $0.0600        $0.0000         $10.34         $10.38

21-Oct-91    22-Oct-91      28-Oct-91      31-Oct-91        $0.0600        $0.0000         $10.28         $10.35

20-Nov-91    21-Nov-91      27-Nov-91      30-Nov-91        $0.0540        $0.0000         $10.36         $10.38

19-Dec-91    20-Dec-91      27-Dec-91      31-Dec-91        $0.0780        $0.0760         $10.55         $10.65

31-Jan-92    01-Feb-92      31-Jan-92      31-Jan-92        $0.0000        $0.0000         $10.40         $10.40

01-Feb-92    02-Feb-92      01-Feb-92      29-Feb-92        $0.0569        $0.0000         $10.40         $10.38

01-Mar-92    02-Mar-92      01-Mar-92      31-Mar-92        $0.0530        $0.0000         $10.38         $10.26

01-Apr-92    02-Apr-92      01-Apr-92      30-Apr-92        $0.0592        $0.0000         $10.26         $10.23



                           TOTAL
                           VALUE
                           OF              CUMULATIVE                      PRIOR
RECORD                     SHARES          FROM FUND        PRIOR 3        12              YEAR-
DATE                       HELD            INCEPTION        MONTHS         MONTHS          TO-DATE        MONTHLY
-----------------------------------------------------------------------------------------------------------------
INCEPTION OF FUND          $10,000.00          0.00%        N/A            N/A             N/A            N/A

20-Dec-90                  $10,030.28          0.30%        N/A            N/A             N/A             0.30%

22-Jan-91                  $10,133.32          1.33%        N/A            N/A              1.03%          1.03%

20-Feb-91                  $10,191.63          1.92%          1.92%        N/A              1.61%          0.58%

20-Mar-91                  $10,176.64          1.77%          1.46%        N/A              1.46%         -0.15%

22-Apr-91                  $10,301.30          3.01%          1.66%        N/A              2.70%          1.22%

21-May-91                  $10,311.62          3.12%          1.18%        N/A              2.80%          0.10%

20-Jun-91                  $10,238.65          2.39%          0.61%        N/A              2.08%         -0.71%

22-Jul-91                  $10,376.95          3.77%          0.73%        N/A              3.46%          1.35%

20-Aug-91                  $10,698.30          6.98%          3.75%        N/A              6.66%          3.10%

20-Sep-91                  $10.950.64          9.51%          5.95%        N/A              9.18%          2.36%

21-Oct-91                  $11,003.93         10.04%          5.04%        N/A              9.71%          0.49%

20-Nov-91                  $11,093.34         10.93%          3.59%        N/A             10.60%          0.81%

19-Dec-91                  $11,546.96         15.47%          5.45%         15.12%         15.12%          4.09%

31-Jan-92                  $11,275.91         12.76%          2.47%         11.28%         -2.35%         -2.35%

01-Feb-92                  $11,315.80         13.16%          2.01%         11.03%         -2.00%          0.35%

01-Mar-92                  $11,242.09         12.42%         -2.54%         10.47%         -2.54%         -0.65%

01-Apr-92                  $11,273.89         12.74%         -0.02%          9.44%         -2.36%          0.28%
